EXHIBIT 4.1



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                         _______________________________

                             STOCKHOLDERS' AGREEMENT

                         _______________________________

                                  by and among

                           WKI HOLDING COMPANY, INC.,

                               the SENIOR LENDERS,

                            the SUBORDINATED LENDERS,

                        the BORDEN ENTITIES party hereto,

                      the MANAGEMENT MEMBERS party hereto,

                                       and

                         the NEW DIRECTORS party hereto




                          Dated as of January 31, 2003


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
                                TABLE OF CONTENTS

                                                                            PAGE


Section 1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 2.1     Composition of the Board . . . . . . . . . . . . . . . . . . . 7
Section 2.2     Action by Stockholder Consent . . . . . . . . . . . . . . . . .8
Section 3.1     General Restrictions on Transfer . . . . . . . . . . . . . . . 8
Section 3.2     Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 3.3     Accumulation Limitation . . . . . . . . . . . . . . . . . . . .9
Section 4.1     Certain Definitions . . . . . . . . . . . . . . . . . . . . . .9
Section 4.2     Demand Registration . . . . . . . . . . . . . . . . . . . . . 10
Section 4.3     Incidental Registration . . . . . . . . . . . . . . . . . . . 12
Section 4.4     Shelf Registration . . . . . . . . . . . . . . . . . . . . . .13
Section 4.5     Registration Procedures . . . . . . . . . . . . . . . . . . . 14
Section 4.6     Registration Expenses . . . . . . . . . . . . . . . . . . . . 17
Section 4.7     Indemnification by the Company . . . . . . . . . . . . . . . .18
Section 4.8     Indemnification by Holders . . . . . . . . . . . . . . . . . .19
Section 4.9     Conduct of Indemnification Proceedings . . . . . . . . . . . .19
Section 4.10    Contribution . . . . . . . . . . . . . . . . . . . . . . . . .20
Section 4.11    Participation in Underwritten Registrations . . . . . . . . . 21
Section 4.12    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Section 4.13    Holdback Agreements. . . . . . . . . . . . . . . . . . . . . .21
Section 5.1     Tag-Along Right. . . . . . . . . . . . . . . . . . . . . . . .22
Section 5.2     Drag-Along Right. . . . . . . . . . . . . . . . . . . . . . . 23
Section 6.1     Representations and Warranties of the Company . . . . . . . . 25
Section 6.2     Representations and Warranties of the Holders . . . . . . . . 25
Section 7.1     Exercise of Options; Vesting of New Common Stock . . . . . . .25
Section 7.2     Termination . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 7.3     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .26
Section 7.4     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 7.5     Community Property States . . . . . . . . . . . . . . . . . . 26
Section 7.6     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .26
Section 7.7     Specific Performance . . . . . . . . . . . . . . . . . . . . .26

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE


Section 7.8     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 7.9     Successors and Assigns . . . . . . . . . . . . . . . . . . . .28
Section 7.10    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Section 7.11    Amendments and Waivers . . . . . . . . . . . . . . . . . . . .28
Section 7.12    Interpretation; Absence of Presumption . . . . . . . . . . . .28
Section 7.13    Severability . . . . . . . . . . . . . . . . . . . . . . . . .28
Section 7.14    Further Assurances . . . . . . . . . . . . . . . . . . . . . .29

          THIS STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of January 31, 2003, is made by and among WKI Holding Company, Inc., a Delaware corporation (the "Company"), the Senior Lenders, the Subordinated Lenders, the Borden
      -------
Entities party hereto(, the New Directors and the Management Members. Reference is made to Article I hereof for the definition of certain capitalized terms used herein.

                                   BACKGROUND
                                   ----------

          A. The Company and certain of its affiliates (collectively, the "Debtors") were debtors and debtors in possession under chapter 11 of the United
 -------
States Bankruptcy Code.

          B. Each of the Senior Lenders was a holder of claims against the Debtors relating to the Prepetition Credit Facility; each of the Subordinated Lenders was a holder of claims against the Company relating to the 9-5/8% Senior Subordinated Notes; and the Borden Entities were the holders of claims against the Debtors relating among others to the Borden Credit Facility, the Prepetition Credit Facility, the 9-5/8% Senior Subordinated Notes and other prepetition agreements between or among the Borden Entities and one or more of the Debtors.

          C. Pursuant to the Plan, (i) a total of 5,752,179 shares of New Common Stock are being issued to the Senior Lenders, the Subordinated Lenders and the Borden Entities, in the amounts set forth on Schedule 1 annexed hereto (subject to adjustment for rounding as provided in Section VI.G.2 of the Plan) on account of their respective claims and (ii) the Company entered into the Management Stock Plan. In accordance with the Management Stock Plan, a total of 710,944 shares of New Common Stock (subject to adjustment as provided in the Management Stock Plan) have been reserved for issuance pursuant to options that may be granted thereunder to employees and directors of the Company and its subsidiaries.

          D. Article IV. I of the Plan provides that each of the Borden Entities and each Senior Lender and Subordinated Lender that receives New Common Stock under the Plan and each participant in the Management Stock Plan shall automatically be bound by a Stockholders' Agreement.

          E. This Agreement constitutes the Stockholders' Agreement referred to in the Plan.

          F. Pursuant to the Confirmation Order, this Agreement has been approved as valid and binding on the Company, the Senior Lenders, the Subordinated Lenders, the Borden Entities, the participants in the Management Stock Plan and their successors and assigns in accordance the terms hereof.

                                    AGREEMENT
                                    ---------

          In consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, and in accordance with the Plan and the Confirmation Order, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1     Definitions.  Capitalized terms not defined herein shall
                     -----------
have their respective meanings specified in the Plan. As used in this Agreement, the following terms shall have the following respective meanings:

     (a)     "1933 Act" shall mean the Securities Act of 1933, as amended, and
              --------
the regulations promulgated thereunder.

     (b)     "1934 Act" shall mean the Securities Exchange Act of 1934, as
              --------
amended, and the regulations promulgated thereunder.

     (c)     "9-5/8% Senior Subordinated Notes" shall mean the 9-5/8% Senior
              --------------------------------
Subordinated Notes of the Company issued pursuant to that certain Indenture dated as of May 5, 1998 between the Company and The Bank of New York, as indenture trustee.

     (d)     "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2
              ---------
promulgated under the 1934 Act, and as in effect on the date hereof.

     (e)     "Agreement" shall mean this Agreement, as amended, modified,
              ---------
restated or supplemented from time to time.

     (f)     "Beneficially Own" shall mean, with respect to any security, having
              ----------------
direct or indirect "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing.

     (g)     "Board" shall mean the board of directors of the Company.
              -----

     (h)     "Borden Entities" shall mean Borden Capital, Inc., Borden Chemical,
              ---------------
Inc., Borden Holdings, Inc., Debtco, LLC and KPH, LLC.

     (i)     "Borden Credit Facility" shall mean the Amended and Restated Credit
              ----------------------
Agreement dated as of April 12, 2001 by and between the Company and Borden Holdings, Inc. (as assignee of Borden, Inc.), as modified, amended or supplemented through the date hereof.

     (j)     "Borden Termination Date" shall have the meaning specified in
              -----------------------
Section 2.1(d).


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
     (k)     "Business Day" shall mean any day that is not a Saturday, a Sunday
              ------------
or other day on which banks are required or authorized by law to be closed in The City of New York.

     (l)     "Cause" shall mean, with respect to a Director, (i) willful and
              -----
continued failure or continued inability to perform substantially his or her duties to the Company as a Director, (ii) willful conduct that is or is reasonably likely to be significantly injurious to the Company monetarily or otherwise, (iii) abuse of any illegal drug or other controlled substance or habitual intoxication or (iv) conviction for, or guilty plea to, or plea of nolo
                                                                            ----
contendre with respect to a felony.
---------

     (m)     "CEO" shall mean the Chief Executive Officer of the Company.
              ---

     (n)     "Chairman" shall mean the chairman of the Board.
              --------

     (o)     "Committee" shall mean a committee or subcommittee of the Board.
              ---------

     (p)     "Company" shall have the meaning specified in the preamble.
              -------

     (q)     "Confirmation Order" shall mean the final Order of the United
              ------------------
States Bankruptcy Court of the Northern District of Illinois, Eastern Division, dated December 23, 2002 confirming the Plan, a copy of which is attached hereto as Exhibit A.
   ---------

     (r)     "Debtors" shall have the meaning specified in paragraph A of the
              -------
Background section.

     (s)     "Demand Registration" shall have the meaning specified in Section
              -------------------
4.2(a).

     (t)     "Demanding Holder" shall have the meaning specified in Section
              ----------------
4.2(a).

     (u)     "Director" shall mean a member of the Board.
              --------

     (v)     "Drag-Along Right" shall have the meaning specified in Section 5.2.
              ----------------

     (w)     "Drag-Along Rights Notice" shall have the meaning specified in
              ------------------------
Section 5.2.

     (x)     "Effective Date" shall mean the Effective Date of the Plan as
              --------------
defined therein, which Effective Date occurred on or about the date hereof.

     (y)     "Fully-Diluted Shares" means the number of shares of New Common
              --------------------
Stock issued and outstanding assuming the exercise of all outstanding options, warrants and rights to acquire, and the conversion of any securities convertible into, shares of New Common Stock, whether or not then vested or exercisable. When calculating the percentage of the Fully-Diluted Shares owned by a specified Person, such Person shall be deemed to own all shares of New Common Stock Beneficially Owned by such Person assuming the exercise of all outstanding options, warrants and rights to acquire, and the conversion of any securities convertible into, shares of New Common Stock, whether or not then vested or exercisable.

     (z)     "Group" shall mean any syndicate or group that would be considered
              -----
a "person" for purposes of Section 13(d) of the 1934 Act; provided, however, that neither the Holders nor any group of parties hereto shall be considered a Group for purposes of this Agreement solely as a result of their entering into this Agreement.

     (aa)     "Holder" shall mean each Senior Lender, each Subordinated Lender,
               ------
each Borden Entity, any Holder pursuant to Section 7.1 hereof and any Permitted Transferee.

     (bb)     "Holder Shelf Offering" shall have the meaning specified in
               ---------------------
Section 4.4(c).

     (cc)     "Incidental Registration" shall have the meaning specified in
               -----------------------
Section 4.3(a).

     (dd)     "Initial Public Offering" means the consummation of the first
               -----------------------
Public Offering.

     (ee)     "Majority Holders" shall mean Holders that Beneficially Own, in
               ----------------
the aggregate, more than 50% of the Registrable Securities.

     (ff)     "Majority Senior Lenders" shall have the meaning specified in
               -----------------------
Section 2.1(c).

     (gg)     "Management Members" means those employees of the Company
               ------------------
receiving after the Effective Date options to purchase New Common Stock under the Management Stock Plan. Such employees shall be listed on Schedule 2 annexed hereto and such Schedule shall be amended, modified, restated or supplemented by the Company from time to time to reflect the granting or the exercise of stock options pursuant to the Management Stock Plan and any Option Agreement entered into in connection therewith.

     (hh)     "Management Stock Plan" shall have the meaning ascribed thereto in
               ---------------------
the Plan.

     (ii)     "Material Disclosure Event" means, as of any date of
               -------------------------
determination, any acquisition or divestiture or other transaction or extraordinary event relating to the Company which is nonpublic and would be required to be disclosed in a registration statement so that such registration statement would not be materially misleading.

     (jj)     "NASDAQ" means the Nasdaq National Market.
               ------

     (kk)     "New Common Stock" means the common stock, par value $0.01 per
               ----------------
share, of the Company initially issued to the Holders pursuant to the Plan and any other such common stock issued by the Company, including pursuant to the Option Agreements, and outstanding.

     (ll)     "New Directors" means those Directors identified on Schedule 3
               -------------
annexed hereto as receiving options to purchase New Common Stock under the Management Stock Plan following the Effective Date, as such Schedule may be amended, modified, restated or supplemented by the Company from time to time to reflect the granting or the exercise of options pursuant to the Management Stock Plan and any Option Agreement entered into in connection therewith.

     (mm)     "Option Agreements" means agreements entered into by the Company
               -----------------
providing for issuance of options issued pursuant to the Management Stock Plan.


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
     (nn)     "Other Parties" shall mean the New Directors and the Management
               -------------
Members.

     (oo)     "Participation Notice" shall have the meaning specified in Section
               --------------------
5.1.

     (pp)     "Participating Party" shall have the meaning specified in Section
               -------------------
5.1.

     (qq)     "Permitted Transferee" shall mean, as to any Holder or Holders of
               --------------------
New Common Stock, any Person who acquires from such Holder or Holders, in a single transfer or series of related transfers made in compliance with the applicable terms of this Agreement (including those set forth in Section 3.1) either (i) all of such Holder's or Holders' shares of New Common Stock or (ii) any lesser number of shares of New Common Stock if immediately following such transfer or series of related transfers, such Person Beneficially Owns 1% or more of the shares of New Common Stock then outstanding, other than a transferee pursuant to a Public Offering.

     (rr)     "Person" shall mean any individual, corporation, partnership,
               ------
limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or government authority.

     (ss)     "Plan" shall mean the Second Amended Joint Plan of Reorganization
               ----
of World Kitchen, Inc., its Parent Corporation and its Subsidiary Debtors, dated November 15, 2002, as modified, and confirmed on December 23, 2002 pursuant to the Confirmation Order.

     (tt)     "Prepetition Credit Facility" shall mean the Amended and Restated
               ---------------------------
Credit Agreement, dated as of April 12, 2001, among the Company; the several lenders from time to time party thereto and JPMorgan Chase Bank, f/k/a The Chase Manhattan Bank, as administrative agent; together with the Guarantee (as defined therein), as the same may have been modified, amended or supplemented, together with all instruments and agreements related thereto.

     (uu)     "Public Offering" shall mean the sale of shares of New Common
               ---------------
Stock for cash by the Company or by one or more stockholders, in an underwritten public offering registered under the 1933 Act following the date hereof.

     (vv)     "Register," "registered" and "registration" have the meaning
               --------    ----------       ------------
specified in Section 4.1(a).

     (ww)     "Registrable Securities" shall have the meaning specified in
               ----------------------
Section 4.1(b).

     (xx)     "Required Period" shall have the meaning specified in Section
               ---------------
4.4(b).

     (yy)     "SEC" shall mean the Securities and Exchange Commission.
               ---

     (zz)     "Senior Lender" shall mean each holder of claims against the
               -------------
Debtors relating to the Prepetition Credit Facility, that is listed on Schedule 1, other than, prior to the Borden Termination Date, the Borden Entities or any Affiliate of a Borden Entity.

     (aaa)     "Senior Lender Shares" shall mean the 4,233,512 shares of New
                --------------------
Common Stock acquired by the Senior Lenders on the Effective Date, and, following the Borden Termination Date, shall also include the 294,684 shares of

New Common Stock acquired by the Borden Entities on the Effective Date relating to the Borden Entities' claims against the Debtors relating to the Prepetition Credit Facility and held by the Borden Entities immediately following the Borden Termination Date, in each case, as the same may be transferred to their Permitted Transferees.

     (bbb)     "Shelf Registration Statement" shall mean a shelf registration
                ----------------------------
statement under Rule 415 under the 1933 Act.

     (ccc)     "Shelf Request" shall have the meaning specified in Section
                -------------
4.4(a).

     (ddd)     "Selling Holder" shall have the meaning specified in Section 5.1.
                --------------

     (eee)     "Subordinated Lender" shall mean each holder of claims against
                -------------------
the Debtors relating to the 9-5/8% Senior Subordinated Notes.

     (fff)     "Subsidiary" of any Person shall mean another Person, an amount
                ----------
of the voting securities, other voting ownership or voting partnership or membership interests, of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned or controlled directly or indirectly by such Person.

     (ggg)     "Successful Offer" shall mean an offer to purchase all of the
                ----------------
outstanding shares of New Common Stock that (i) is made for a period of at least twenty business days pursuant to a writing that is delivered to all Holders and meets all of the informational, timing, withdrawal and proration (but not necessarily the filing) requirements applicable to tender offers registered with the SEC, and (ii) is accepted or otherwise consented to by the holders of at least 50% of the shares of New Common Stock not held, contracted for or Beneficially Owned by the purchaser at the time such offer is first announced.

     (hhh)     "Suspension Notice" shall have the meaning specified in Section
                -----------------
4.5.

     (iii)     "Suspension Period" shall have the meaning specified in Section
                -----------------
4.5.

     (jjj)     "Tag-Along/Drag-Along Termination Date" means the earliest of the
                -------------------------------------
date of (i) the consummation of the transaction resulting from the first exercise of Tag-Along Rights or Drag-Along Rights, (ii) consummation of a merger of the Company with any entity other than one of the Company's wholly owned Subsidiaries as a result of which the holders of New Common Stock immediately prior to consummation of such merger own less than 50% of the voting power of the surviving entity and (iii) the Public Offering of more than 25% of the shares of New Common Stock held by parties to this Agreement other than the Company and its wholly owned Subsidiaries.

     (kkk)     "Tag-Along/Drag-Along Transaction" means a transaction or series
                --------------------------------
of related transactions involving the sale or other transfer of more than 60% of the outstanding shares of New Common Stock to any Person or Group.

     (lll)     "Tag-Along Right" shall have the meaning specified in Section
                ---------------
5.1.


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
     (mmm)     "Tag-Along Rights Notice" shall have the meaning specified in
                -----------------------
Section 5.1.

                                   ARTICLE II

                                BOARD COMPOSITION
                                -----------------

     Section 2.1     Composition of the Board.
                     ------------------------

     (a) The parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to cause the number of Directors comprising the Board to be seven (7) and the Board to be non-classified.

     (b) The parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to cause the CEO to be elected to the Board and to serve as a Director until such time as such Person ceases to be the CEO.

     (c) The parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to cause five designees of Holders that Beneficially Own, in the aggregate, more than 50% of the outstanding Senior Lender Shares (the "Majority Senior Lenders"), to be elected
                                       -----------------------
to the Board. The Majority Senior Lenders shall designate one of the Directors, who may, but need not, be an officer of the Company, to serve as Chairman.

     (d) The parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to cause a designee of the Borden Entities to be elected to the Board; provided, that the right of the
                                            --------
Borden Entities to designate a Director shall terminate at such time as the Borden Entities Beneficially Own less than the lesser of (i) the number of shares (as adjusted for stock splits and similar transactions) of New Common Stock received by the Borden Entities pursuant to the Plan and (ii) 10% of the Fully-Diluted Shares of New Common Stock (the "Borden Termination Date").
                                               -----------------------
Following the Borden Termination Date, such Director shall be designated by the Majority Senior Lenders.

     (e) In the event that a vacancy in the Board is created at any time by the death, disability, retirement, resignation or removal (with or without Cause) of any Director, such vacancy shall be filled as elected by the constituency entitled under this Section 2.1 to designate the Director whose death, disability, retirement, resignation or removal (with or without Cause) resulted in such vacancy. In the event the Borden Entities or the Majority Senior Lenders, as the case may be, no longer have the right to designate Directors pursuant to Section 2.1(c) or 2.1(d), as the case may be, the Directors designated by such parties(y) shall promptly resign from the Board.

     (f) Any Director may be removed from the Board (i) for Cause by Holders that Beneficially Own, in the aggregate, at least two-thirds of the outstanding shares of New Common Stock or (ii) without Cause by the constituency entitled under this Section 2.1 to designate the Director being removed.

     (g) The provisions of this Section 2.1 shall terminate upon the earliest to occur of (i) the consummation of a Successful Offer; (ii) the consummation of a merger of the Company with any entity other than one of the Company's wholly owned Subsidiaries as a result of which the holders of New

Common Stock immediately prior to consummation of such merger own less than 50% of the voting power of the surviving entity and (iii) the Public Offering of more than 50% of the shares of New Common Stock held by parties to this Agreement other than the Company and its wholly owned Subsidiaries.

     Section 2.2     Action by Stockholder Consent.  The parties hereto and
                     -----------------------------
their Permitted Transferees shall take all necessary action as is required under applicable law to permit any action which may be taken by stockholders of the Company at an annual or other meeting of the Company to be taken upon the written consent of the holders of a majority of the shares of New Common Stock issued and outstanding, or any other vote required pursuant to this Agreement, without a meeting.

                                     ARTICLE III

                        RESTRICTIONS ON TRANSFER OF STOCK
                        ---------------------------------

     Section 3.1     General Restrictions on Transfer.  None of the Holders
                     --------------------------------
shall directly or indirectly sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of any shares of the New Common Stock in a manner that violates the provisions of this Agreement or any applicable federal or state securities laws. No transfer, other than pursuant to a Public Offering or pursuant to Article V, shall be permitted under this Agreement other than to a Permitted Transferee who agrees in writing, in form and substance reasonably satisfactory to the Company, to become bound, and becomes bound, by all of the terms of this Agreement. Any transfer of shares of New Common Stock in violation of this Agreement shall be void and of no effect for all purposes.

     Section 3.2     Legend.
                     ------

     (a) In addition to any other legend that may be required, all certificates representing shares of New Common Stock shall bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:

          NOTICE IS HEREBY GIVEN THAT the securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or any non-U.S. jurisdiction. The securities cannot be offered, sold, transferred or otherwise disposed of except (i) pursuant to an effective registration statement or amendment thereto under such Act and any other applicable laws or (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such Act and such other applicable laws. The sale, transfer or other disposition of the securities represented by this certificate and certain other rights and obligations of the holder of this certificate are also subject to the Stockholders' Agreement, dated as of January 31, 2003, by and among WKI Holding Company, Inc. (the "Company") and
                                                             -------
          the other parties thereto (copies of which are available for review at the principal office of the Company), and the Company reserves the right to refuse the transfer of such securities until all terms and conditions have been fulfilled with respect to such transfer as set forth in such agreement.

     (b) If any shares of New Common Stock for which a legend is required shall cease to be Registrable Securities or are sold pursuant to a Public Offering, the Company shall, upon the written request of the holder thereof and receipt of such other documentation as may be reasonably requested by the Company, issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.2(a) endorsed thereon.
If any shares of New Common Stock cease to be subject to this Agreement, the Company shall, upon the written request of the holder thereof and receipt of such other documentation as may be reasonably requested by the Company, issue to such holder a new certificate evidencing such shares without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

     Section 3.3     Accumulation Limitation.  No party hereto shall enter into
                     -----------------------
any definitive agreement or engage in any transaction if, as a result of and upon consummation of such agreement or transaction, any Person or Group would Beneficially Own, in the aggregate, 35% or more of the Fully-Diluted Shares of New Common Stock, except pursuant to a Successful Offer or unless such Person or Group shall have made a Successful Offer. For the avoidance of doubt, the limitations set forth in this Section 3.3 shall apply to purchases of shares of New Common Stock pursuant to Option Agreements. Any agreement, arrangement or understanding, or any purchases of shares of New Common Stock, made in violation of this Section 3.3 shall be void, and the purchaser shall not thereby obtain ownership (or any voting, economic or other benefits of ownership) of any such shares of New Common Stock. The provisions of this Section 3.3 shall terminate upon the earliest to occur of (i) the consummation of a Successful Offer; (ii) the consummation of a merger of the Company with any entity other than one of the Company's wholly owned Subsidiaries as a result of which the holders of New Common Stock immediately prior to consummation of such merger own less than 50% of the voting power of the surviving entity and (iii) the Public Offering of more than 25% of the shares of New Common Stock held by parties to this Agreement other than the Company and its wholly owned Subsidiaries.

                                   ARTICLE IV

                               REGISTRATION RIGHTS
                               -------------------

     Section 4.1     Certain Definitions
                     -------------------

     (a)     "Register," "registered," and "registration" refer to a
              --------    ----------        ------------
registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

     (b)     "Registrable Securities" shall mean issued and outstanding (i)
              ----------------------
shares of New Common Stock, (ii) shares of New Common Stock issuable pursuant to the Option Agreements and (iii) any securities paid, issued or distributed in respect of any of the shares of New Common Stock by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation or otherwise; provided, however, that (1) any shares of New Common Stock that have previously been registered pursuant to a Demand Registration or are sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the 1933 Act or another exemption from the registration requirements of the 1933 Act pursuant to which the shares of New Common Stock are thereafter freely tradeable without restriction under the 1933 Act, or that cease to be outstanding, shall cease to be Registrable Securities; (2) any shares of New Common Stock that are transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto) shall not be Registrable Securities; and (3) any Registrable Securities acquired by any Holder or any of its Affiliates from another Holder or any of its Affiliates in a transaction that is not a Public Offering shall continue to be Registrable Securities.

     Section 4.2     Demand Registration.
                     -------------------

     (a) One or more Holders, individually or in the aggregate, following the Effective Date holding (x) more than 30% of the Registrable Securities or
(y) if there has been a prior Public Offering, more than the lesser of (A) 20% of the Registrable Securities and (B) 15% of the issued and outstanding New Common Stock, shall have the right at any time to request that the Company register under the 1933 Act, at least 50% of the Registrable Securities held by it or them (any registration resulting from such a request a "Demand
                                                              ------
Registration" with such Holder or Holders making such request the "Demanding
------------                                                       ---------
Holder").  A request for a Demand Registration shall specify the number of
------
shares of Registrable Securities proposed to be sold. A registration made pursuant to such a request shall not qualify as a Demand Registration hereunder until (a) the registration statement relating thereto has been declared effective by the SEC and (b) the Demanding Holder is able to register at least 50% of the Registrable Securities requested to be included in such registration. The Company shall not be required to effect, and the Holders shall not be entitled to request, more than three Demand Registrations of the Company under this Section 4.2. No Demand Registration may require that a registration statement become effective earlier than 120 days after the effective date of the registration statement filed pursuant to the immediately preceding Demand Registration. For the avoidance of doubt, in the case of any Demand Registration requested by more than one Demanding Holder, any action to be taken by the Demanding Holders will be deemed effected upon the written consent of Demanding Holders holding greater than 50% of the shares of New Common Stock requested to be included in such Demand Registration.

     (b) Promptly (but in no event more than 10 days) after receipt of a request for a Demand Registration, the Company shall provide notice of such request to the non-Demanding Holders, and each such non-Demanding Holder shall have the right, within 10 days after the date of receipt of such notice from the Company, to request that the Company include in the offering to which the Demand Registration relates all or a portion of such non-Demanding Holders' Registrable Securities, pro rata, on the basis of the number of shares of Registrable Securities proposed to be included in such Demand Registration.

     (c) If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in such offering, exceeds the number of Registrable Securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such Demand Registration (A) first, the number of Registrable Securities requested to be included in such registration by any Holders reduced pro rata, if necessary, among such Holders based on the number of Registrable Securities requested to be included in such registration by each such Holder,
(B) second, if all Registrable Securities requested to be included in such registration by any Holders have been included, the number of equity securities to be registered for the account of the Company (or otherwise proposed to be included at the request of the Company) and (C) third, if all Registrable Securities requested to be included in such registration by any Holders and the Company have been included, the number of equity securities to be registered for the account of any other Person.

     (d) Notwithstanding the foregoing, if the Company shall furnish to the Demanding Holder a certificate signed by an officer of the Company stating that, in the reasonable good faith judgment of the Board, it would not be in the best interests of the Company and its stockholders for such registration to be effected (because the Company is engaging in or intends to engage in a Material Disclosure Event, but, in any case, not including for purposes of the Company avoiding its obligations hereunder), then the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of the Demanding Holder; provided, however, that (i) the Company
                                     --------  -------
shall not be entitled to defer its obligation to effect a registration for an aggregate of more than 180 days within any 365-day period and (ii) the Company shall make and communicate to the Demanding Holder its determinations under this paragraph in respect of a registration under this Section 4.2 within 15 days of the Company's receipt of the Demand Registration notice in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of any transaction or extraordinary event giving rise to such determination. Each Holder agrees that in the event it receives any notice from the Company under this Section 4.2(d), it will keep the fact of such notice confidential, except as otherwise required by law.

     (e) The Demanding Holder shall select the book-running and other managing underwriters in connection with an offering pursuant to a Demand Registration, and any additional investment bankers and managers to be used in connection with the offering, in each case which shall be reasonably satisfactory to the Company. The Demanding Holder shall, in consultation with the managing underwriter(s), have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering and all other administrative matters related to the registration and related offering. To the extent that Holders other than the Demanding Holder elect to participate in such Demand Registration and related offering, such other Holders shall, subject to the price to such Holders being satisfactory to such Holders, enter into, and sell their Registrable Securities only pursuant to, the offering pursuant to the Demand Registration, and shall, subject to the price to such Holders being satisfactory to such Holders, either commit to attend the closing of the offering pursuant thereto and take such other actions as may be reasonably necessary to effect their participation in the offering and to provide any assurances reasonably requested by the managing underwriter(s) or the Company in that regard, or shall deliver to the Company, in custody, certificates representing all Registrable Securities to be included in the registration and shall execute and deliver to the Company a custody agreement and power of attorney, each in form and substance appropriate for the purpose of effecting their participation in such Demand Registration. In addition to any other obligations of the Company hereunder, the Company shall cooperate with the Holders participating in the Demand Registration and the managing underwriter(s) and their counsel and take such other actions as may be reasonably necessary in connection with the foregoing.

     Section 4.3     Incidental Registration.
                     -----------------------

     (a) At any time that the Company proposes to register any shares of New Common Stock under the 1933 Act for sale for its own account or for the account of others (other than pursuant to a Demand Registration), and the registration form to be used may be used for the registration of Registrable Securities (each an "Incidental Registration"), the Company shall give written notice of such
    -----------------------
proposed registration to the Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date of the registration statement effecting such registration), and the Company shall include in any such registration by it all Registrable Securities with respect to which it has received written requests for inclusion therein within 10 days after receipt by such Holders of such written notice from the Company, subject to the provisions of Section 4.3(b). If any Incidental Registration is an underwritten offering, the Company shall select the book-running and other managing underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

     (b) If an Incidental Registration is an underwritten primary registration on behalf of the Company, the Company shall include in such registration all Registrable Securities requested to be included in such registration; provided, however, that if the managing underwriters advise the
              --------  -------
Company in writing that in their opinion the number of such securities requested to be included in such registration exceeds the number or class which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (1) first, the securities that the Company proposes to register in such Incidental Registration, (2) second, to the extent Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the Registrable Securities requested to be included in such registration, reduced pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included in such registration and (3) third, if all Registrable Securities requested to be included in such registration by any Holders have been included, the number of equity securities to be registered for the account of any other Person.

     (c) The Company shall not be obligated to include any Registrable Securities in a registration statement (1) filed on Forms S-4 or S-8 or such other similar successor forms then in effect under the 1933 Act, (2) pursuant to which the Company is offering to exchange its own securities or (3) relating solely to dividend reinvestment plans.

     (d) Any Incidental Registration shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) for such offering, and shall in consultation with the managing underwriter(s) have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering, counsel to the Company, and all other administrative matters related to the registration and related offering. To the extent that the Holders participate in such a registration and related offering, such Holders shall, subject to the price to such Holders being satisfactory to such Holders, enter into, and sell their Registrable Securities only pursuant to, the underwriting arranged by the Company, and shall, subject to the price to such Holders being satisfactory to such Holders, either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect their participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard, or shall deliver to the Company, in custody, certificates representing all Registrable Securities to be included in the registration and shall execute and deliver to the Company a custody agreement and a power of attorney, each in form and substance appropriate for the purpose of effecting their participation in such registration.

     Section 4.4     Shelf Registration.
                     ------------------

     (a) In addition to any Demand Registrations pursuant to Section 4.2 and any Incidental Registrations pursuant to Section 4.3, at any time when the Company is a registrant entitled to use Form S-3 or any successor form thereto then in effect under the 1933 Act to register the Registrable Securities, any Holder or Holders who are Affiliates of the Company at the time such request is made and holding at least ten percent of the outstanding Registrable Securities may request in writing (a "Shelf Request") that the Company file, and cause to
                           -------------
become effective, a Shelf Registration Statement relating to such Holder's or Holders' Registrable Securities; provided that no Shelf Request may require that
                                 --------
a Shelf Registration Statement become effective earlier than 120 days after the effective date of the registration statement filed pursuant to the immediately preceding Demand Registration. Upon receipt of such Shelf Request, the Company will, in any event, as promptly as reasonably practicable but in any event, subject to the proviso in the immediately preceding sentence, not later than 45 days after receipt of such Shelf Request, file such Shelf Registration Statement. The Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable after such filing but in any event not later than 120 days following the date of the Shelf Request.

     (b) The Company shall (i) cause the Shelf Registration Statement required or requested pursuant to Section 4.4(a) to include a resale prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the Registrable Securities held by such Holder without restriction, (ii) use its reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective (subject to any Suspension Period(s) referred to below) for a period (the "Required Period") ending on the earlier of (x) the first date on which all
      ---------------
Holders can sell all of the Registrable Securities included in the Shelf Registration Statement without limit under Rule 144(k) under the 1933 Act and
(y) two years following the date of the Shelf Request, and (iii) use its reasonable best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement. The Company shall not be required to effect more than one registration pursuant to a Shelf Request provided that a
                                                       --------
registration pursuant to this Section 4.4 shall not be deemed to have been effected unless it has been declared effective by the SEC and has remained effective for the Required Period, it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a Shelf Registration Statement is terminated by any stop order, injunction, or other order of the SEC or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected.

     (c) During the period of effectiveness of the Shelf Registration Statement, any Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Holder pursuant to such Shelf Registration Statement ("Holder Shelf Offering").
                         ---------------------

     (d) Any Holder may, by written notice to the Company, request that the Company take all reasonable steps necessary to assist and cooperate with such Holder to facilitate a Holder Shelf Offering, subject to the provisions hereof. Such request will specify the number or principal amount, as the case may be, of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof, which method of disposition may be, at the election of such Holder, an underwritten offering; provided, however, that any
                                                   --------
Holder Shelf Offering that is an underwritten offering shall count as one of the three Demand Registrations allowed to the Holders in the aggregate pursuant to
Section 4.2(a). No Holder shall be entitled to request that a Holder Shelf Offering be an underwritten offering if, as of the date of such request, three
(3) Demand Registrations have already been effected.

     (e) Notwithstanding the foregoing, if the Company shall furnish to the Holder or Holders making a Shelf Request a certificate signed by an officer of the Company stating that, in the reasonable good faith judgment of the Board, it would not be in the best interests of the Company and its stockholders for a registration pursuant to a Shelf Request to be effected (because the Company is engaging in or intends to engage in a Material Disclosure Event, but in any case, not including for purposes of the Company avoiding its obligations hereunder), then the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the Shelf Request by the Holder or Holders; provided, however, that (i) the Company shall not be entitled
                   --------  -------
to defer its obligation to effect a registration pursuant to a Shelf Request for an aggregate of more than 180 days within any 365-day period and (ii) the Company shall make and communicate to the Holder or Holders making the Shelf Request its determinations under this paragraph in respect of a registration under this Section 4.4 within 15 days of the Company's receipt of the Shelf Request in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of any transaction or extraordinary event giving rise to such determination. Each Holder agrees that in the event it receives any notice from the Company under this Section 4.4(e), it will keep the fact of such notice confidential, except as otherwise required by law.

     Section 4.5     Registration Procedures.  Subject to the limitations in
                     -----------------------
Sections 4.2, 4.3 and 4.4, whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably practicable:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the date when all such Registrable Securities have been sold and two years from the date it is declared effective by the SEC, and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the selling Holders and each managing underwriter, if any, copies thereof, and thereafter furnish to the selling Holders and each such underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including without limitation all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including without limitation each preliminary prospectus) as such Holders or such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities;

     (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not be
                                 --------
required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (2) subject itself to taxation in any such jurisdiction, or (3) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction;

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and use its commercially reasonable efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) notify each seller of such Registrable Securities and, if requested by any such seller of Registrable Securities, confirm such notice in writing,
(1) when the prospectus or any prospectus supplement or post-effective amendment included in such registration statement has been filed, and, with respect to any registration statement or any post-effective amendment thereto, when the same has become effective, (2) of any request by the SEC for amendments to such registration statement or amendments or supplements to the prospectus or for additional information relating thereto, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement under the 1933 Act or of the suspension by any state securities commission of the qualification of such Registrable Securities, as applicable, for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

     (g) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed and, if not so listed, to be listed on the NASDAQ (or such other national securities exchange, as the Board determines provides the best liquidity, on which such Registrable Securities may be listed), if so requested by the holders of a majority of the Registrable Securities being sold, or if so requested by the managing underwriter of an offering pursuant to such registration statement;

     (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (i) enter into such customary agreements (including without limitation underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the managers, officers, members, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder;

     (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

     (m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

     (n) obtain a "cold comfort" letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request;

     (o) cooperate, and cause its management to cooperate, in the selling effort of such offering, and, if the managing underwriter or holders owning a majority of the Registrable Securities being sold in such offering reasonably request, coordinate and conduct a "road show" in connection with such offering; and

     (p)     otherwise facilitate such registration and related offering.

          Notwithstanding the foregoing, the Company may, by notice in writing to each Holder, suspend the rights of the Holders to use any prospectus included in any Demand Registration Statement, Incidental Registration Statement or Shelf Registration Statement for any period determined by the Company (subject to the next sentence) if there shall occur a Material Disclosure Event and, the Company furnishes to such Holders a certificate (a "Suspension Certificate") signed by
                                            ----------------------
an officer of the Company stating that such Material Disclosure Event has occurred and that it would not be in the best interests of the Company and its stockholders to disclose such Material Disclosure Event at such time (such period, a "Suspension Period"). Notwithstanding the foregoing, no Suspension
           -----------------
Period shall exceed 90 days in any one instance and be invoked by the Company more than two times in any 12-month period; provided, however, that if the Company deems it necessary to file a post-effective amendment to any Shelf Registration Statement in order to comply with Section 4.4(b) hereof or to include other information provided by a Holder for inclusion in the prospectus included in any Demand Registration Statement, Incidental Registration Statement or Shelf Registration Statement, then such period of time from the date of filing such post-effective amendment until the date on which the applicable registration statement, as so amended, is declared effective by the SEC shall not be treated as a Suspension Period. In the event a Suspension Certificate is delivered to Holders pursuant to this Section 4.5(p), the resulting Suspension Period shall automatically terminate on the third business day following the first such delivery of a Suspension Certificate unless prior to such time the Board determines that such Material Disclosure Event has occurred and that it would not be in the best interests of the Company and its stockholders to disclose such Material Disclosure Event at such time. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "Suspension Notice"), such Holder will forthwith discontinue
                     -----------------
any disposition of Registrable Securities pursuant to any registration statement or any public sale or distribution including pursuant to Rule 144 until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder's receipt of a notice from the Company to the effect that such suspension has terminated. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, take any and all actions necessary or desirable to give effect to any Holders' rights under this Agreement that may have been affected by such notice, including the Holders' rights with respect to any registration statement. Each Holder agrees that in the event it receives any such notice from the Company, it will keep the fact of such notice confidential, except as otherwise required by law.

          The Company may require any selling Holder promptly to furnish in writing to the Company such information regarding such Holder's plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

     Section 4.6     Registration Expenses.  In connection with any Demand
                     ---------------------
Registration, Incidental Registration or Shelf Request, each selling Holder shall be responsible for any underwriting discounts or commissions that may be payable in connection with the sale of its respective securities. The Company shall pay all other expenses incurred in connection with such registration, including without limitation (1) all filing fees with the SEC, (2) fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities), (3) printing expenses, (4) the fees and expenses incurred in connection with the listing of the securities, (5) fees and expenses of counsel and independent certified public accountants for the Company (including without limitation the expenses of any comfort letters pursuant to Section 4.4(o) hereof), (6) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration and (7) fees and expenses of one counsel to the selling Holders, selected by, in the case of a Demand Registration, the Demanding Holder or, in the case of an Incidental Registration or Shelf Request, Holders holding a majority of the Registrable Securities to be included.

     Section 4.7     Indemnification by the Company.  Unless otherwise agreed to
                     ------------------------------
in the underwriting agreement for the relevant offering, the Company agrees to indemnify and hold harmless each Person who participates as an underwriter, each Holder and their respective partners, members, agents, directors, officers and employees and each Person, if any, who controls any Holder or underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (a) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Registrable Securities of such Holder were registered under the 1933 Act, including without limitation all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, including without limitation all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

     (b) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, any stock exchange or similar competent regulatory body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld);

provided, however, that this indemnity agreement (i) does not apply to any
--------  -------
Holder or underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) and (ii) shall not inure to the benefit of any Holder or underwriter if a copy of the current prospectus (or amendment or supplement) was not provided to a purchaser and such current prospectus (or amendment or supplement) would have cured the defect giving rise to such loss, claim, damage, liability, judgment or expense; provided, however,
                                                             --------  -------
that, in the case of a Holder, such Holder received a copy of the current prospectus (or amendment or supplement) prior to the sale of any securities to such purchaser pursuant to such registration.

     Section 4.8     Indemnification by Holders.  Unless otherwise agreed to in
                     --------------------------
the underwriting agreement for the relevant offering, each selling Holder severally agrees to indemnify and hold harmless the Company, each underwriter and the other selling Holders, and each of their respective partners, directors, officers and employees (including without limitation each officer of the Company who signed the registration statement), and each Person, if any, who controls the Company, any underwriter or any other selling Holder within the meaning of
Section 15 of the 1933 Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section
4.7 (provided that any settlement of the type described therein is effected with the written consent of such selling Holder), as incurred, but only with respect to untrue statements of a material fact contained in any prospectus or the omissions, or omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however,
                                                          --------  -------
that such selling Holder shall not be required to provide any such indemnity to the extent that any such losses, liabilities, claims, damages, judgments or expenses result from the failure of the Company to promptly amend or take action to correct or supplement any such prospectus on the basis of corrected or supplemental information furnished in a timely manner, in writing to the Company by such selling Holder expressly for such purpose. Notwithstanding any other provisions of this Section 4.8, in the case of distributions to the public, an indemnifying Holder shall not be required to pay any amount under this Section
4.8 in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     Section 4.9     Conduct of Indemnification Proceedings.  Unless otherwise
                     --------------------------------------
agreed to in the underwriting agreement for the relevant offering, each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure so to notify an
                         --------  -------
indemnifying party shall not relieve such indemnifying party from any liability which it may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party may assume the defense of such action or proceeding at such indemnifying party's expense with counsel chosen by the indemnifying party and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party determines in good faith that
--------  -------
a conflict of interest exists and that therefore it is advisable for such indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all underwriters, one counsel for the Company and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party (limited in each jurisdiction to one counsel for all underwriters, one counsel for the Company and another counsel for all other indemnified parties under this Agreement). No indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not, except as otherwise provided in this Section 4.9, be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

     Section 4.10     Contribution.  Unless otherwise agreed to in the
                      ------------
underwriting agreement for the relevant offering:

     (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.7 through 4.9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable selling Holders (including without limitation, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling Holders (including without limitation, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4.9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     (b) The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph (a) above. Notwithstanding any other provisions of this Section 4.10, in the case of distributions to the public, an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (c) For purposes of Section 4.7 through this Section 4.10, each Person, if any, who controls a Holder or an underwriter within the meaning of Section 15 of the 1933 Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder or underwriter; and each Director of the Company, each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

     Section 4.11     Participation in Underwritten Registrations.  No Holder
                      -------------------------------------------
may participate in any underwritten registered offering contemplated hereunder unless such Holder (a) agrees, subject to the price to such Holder being satisfactory to such Holder, to sell its securities on the basis provided in any underwriting arrangements at the indicated price of such offering and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms hereof and of such underwriting arrangements.

     Section 4.12     Rule 144.  The Company covenants that from and after an
                      --------
Initial Public Offering it shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company shall promptly deliver to the Holders a written statement as to whether it has complied with such requirements.

     Section 4.13     Holdback Agreements.
                      -------------------

     (a) To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution (including without limitation sales pursuant to Rule 144) of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the period of up to 180 days beginning on the effective date of any Demand Registration, Incidental Registration, or Shelf Registration Statement (with respect to an underwritten offering) for a public offering to be underwritten on a firm commitment basis in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree with respect to all Holders, equally.

     (b) The Company agrees (1) not to effect any public sale or distribution (including without limitation sales pursuant to Rule 144) of its equity securities or any securities convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and the period of up to 180 days beginning on the effective date of any Demand Registration, Incidental Registration, or Shelf Registration Statement (with respect to an underwritten offering) for a public offering to be underwritten on a firm commitment basis in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (2) to use its reasonable best efforts to cause each other stockholder of at least 5% of the Fully-Diluted Shares to agree not to effect any public sale or distribution (including without limitation sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                                    ARTICLE V

                         TAG-ALONG AND DRAG-ALONG RIGHTS

     Section 5.1     Tag-Along Right.  At any time prior to the
                     ---------------
Tag-Along/Drag-Along Termination Date, no Holder or Group of Holders (individually and collectively, as applicable, the "Selling Holder") shall
                                                    --------------
consummate, or enter into any agreement providing for, a Tag-Along/Drag-Along Transaction (other than a Public Offering and other than any sale to an Affiliate of such Selling Holder) unless, prior to consummation of such agreement, it shall have offered each other Holder (and each Other Party that would become a Holder upon the exercise of any stock options exercisable upon the occurrence of such Tag-Along/Drag-Along Transaction) a right (a "Tag-Along
                                                                     ---------
Right") to participate in such transaction on the same terms and conditions
-----
(including timing of payment and form and amount of per share consideration) as the Selling Holder by including in such transaction (i) in the case of a Holder, the same percentage of such other Holder's New Common Stock as the New Common Stock being sold by the Selling Holder represents of all the New Common Stock of such Selling Holder and (ii) in the case of an Other Party, the same percentage of currently exercisable options to purchase New Common Stock held by such Other Party (after giving effect, if applicable, to acceleration of vesting of any options by reason of such Tag-Along/Drag-Along Transaction) as the New Common Stock being sold by the Selling Holder represents of all the New Common Stock of such Selling Holder, as follows:

     (a) The Selling Holder shall deliver to the Company at least 35 days prior to consummating any such transaction a written notice (a "Tag-Along Rights
                                                                ----------------
Notice") of such transaction setting forth all material details of the intended
------
transaction, and the Company shall promptly deliver such Tag-Along Rights Notice to each other Holder and each such Other Party.

     (b) Any such other Holder or Other Party desiring to participate in such transaction (a "Participating Party") must deliver to the Selling Holder,
                     -------------------
within 20 days of receiving a Tag-Along Rights Notice, written notice (a

"Participation Notice") of the Participating Party's desire to participate in
 --------------------
such transaction. Any such other Holder or Other Party that does not deliver to the Selling Holder a Participation Notice with respect to such Tag-Along Right within the applicable time period shall be deemed to have waived its right to participate in such transaction. In any such case, the Selling Holder shall have 180 days following the expiration of such 20-day period in which to consummate the transaction on terms not materially more favorable to the Selling Holder than those contained in the Tag-Along Rights Notice. Promptly after the consummation of any such transaction, the Selling Holder shall notify the Company and the Company shall notify the other Holders and such Other Parties of the consummation thereof. The Participation Notice shall constitute an irrevocable commitment by the Participating Party to participate in the transaction on the terms contained in the Tag-Along Rights Notice. If the Selling Holder does not complete the transaction within the 180-day period specified in this Section 5.1(b), the Selling Holder may not engage in such transaction without repeating the procedures in this Section 5.1.

     (c) Concurrently with the Tag-Along Rights Notice, the Selling Holder shall provide each other Holder and each Other Party (or provide the Company for delivery to each other Holder or each Other Party) with such information and instructions as shall be necessary to enable such other Holder or Other Party to participate in the transaction on the same terms and conditions (including time of payment and form and amount of per share consideration) as the Selling Holder, and each Participating Party shall cooperate in such transaction by providing the Selling Holder all materials, such as executed purchase and sale agreements and stock transfer documentation, as the Selling Holder may reasonably request in order to consummate the transaction.

     (d) Any material default in performance by any other Holder or Other Party of its obligations hereunder to the Selling Holder under this Section 5.1 shall relieve the Selling Holder of its obligations under this Section 5.1 with respect to such other Holder or Other Party.

     (e) Each of the Selling Holder and any other party to any such transaction shall have the right, in its sole discretion, at all times prior to consummation of such transaction to abandon, rescind, annul, withdraw or otherwise terminate such transaction, whereupon all Tag-Along Rights in respect of such transaction pursuant to this Article shall become null and void, and neither the Selling Holder nor any other such party shall have any liability or obligation to any Participating Party with respect thereto. If such transaction is not consummated substantially in accordance with the terms conveyed with the Tag-Along Rights Notice, the provisions of this Section 5.1 shall apply again to consummation of the proposed transaction upon terms materially different from those set forth in the Initial Tag-Along Rights Notice and to subsequent proposed transactions. Nothing herein shall be construed to obligate the Selling Holder to accept any offer or terms for, or to consummate, any Tag-Along/Drag-Along Transaction or other transaction.

     Section 5.2     Drag-Along Right.  In the event that, prior to the
                     ----------------
Tag-Along/Drag-Along Termination Date, a Selling Holder engages in a Tag-Along/Drag-Along Transaction, the Selling Holder shall have the right (a "Drag-Along Right") to require each other Holder and Other Party to participate
 ----------------
in such transaction on substantially the same terms as the Selling Holder by including in such transaction (i) in the case of a Holder, the same percentage of such other Holder's New Common Stock as the New Common Stock being sold by the Selling Holder represents of all of the Selling Holder's New Common Stock and (ii) in the case of an Other Party, the same percentage of currently exercisable options to purchase New Common Stock held by such Other Party (after giving effect, if applicable, to the acceleration of vesting of any options by reason of such Tag-Along/Drag-Along Transaction) as the New Common Stock being sold by the Selling Holder represents of all of the Selling Holder's New Common Stock, as follows:

     (a) The Selling Holder's Drag-Along Right shall apply to all other Holders and Other Parties equally and may not be exercised selectively with respect to the other Holders and Other Parties.

     (b) The Selling Holder shall deliver to the Company a written notice (a "Drag-Along Rights Notice") of the Selling Holder's exercise of its Drag-Along
 ------------------------
Right in such transaction at least 30 days prior to consummating any such transaction setting forth all material details of such transaction, and the Company shall promptly deliver such Drag-Along Rights Notice to each other Holder and Other Party.

     (c) In the case of an Other Party, (i) the purchase price for any stock options in connection with the exercise of a Drag-Along Right shall be equal to the purchase price pursuant to the Drag Along Notice attributable to the number of shares of New Common Stock issuable upon the exercise of such option less the exercise price thereof and (ii) notwithstanding any provision of the Option Agreements, such options shall be deemed assignable to and exercisable in the hands of any purchaser pursuant to this Section 5.2.

     (d) The Selling Holder shall provide each other Holder and Other Party with such information and instructions as shall be necessary to enable such other Holder and Other Party to participate in the intended transaction on substantially the same terms and conditions as the Selling Holder, and each such other Holder and Other Party shall cooperate in such transaction by providing the Selling Holder all materials, such as executed purchase and sale agreements and stock transfer documentation, as the Selling Holder may reasonably request.

     (e) The Selling Holder shall have the right, in its sole discretion, at all times prior to consummation of the transaction to abandon, rescind, annul, withdraw or otherwise terminate such transaction, and the Selling Holder shall not have any liability or obligation to any other Holder or Other Party with respect thereto. Nothing herein shall be construed to obligate the Selling Holder to accept any offer or terms for, or to consummate, any Tag-Along/Drag-Along Transaction or other transaction.

     (f) The Holders hereby agree and acknowledge that their agreement to the provisions of this Section 5.2 constitutes their irrevocable proxy to vote for, and to waive any appraisal rights with respect to, any merger or business combination transaction that has been approved by a vote of Holders holding 60% or more of the outstanding shares of New Common Stock.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 6.1     Representations and Warranties of the Company.  The Company
                     ---------------------------------------------
represents and warrants to each of the Holders that the execution and delivery of this Agreement by the Company will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company as of the date of this Agreement, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company with any governmental authority or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter document or bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which the Company is subject or by which the Company is bound as of the date of this Agreement and which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

     Section 6.2     Representations and Warranties of the Holders.  Each of the
                     ---------------------------------------------
Holders severally represents and warrants to each other Holder and the Company that the entrance into this Agreement by such Holder by virtue of the adoption of the Plan will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Holder as of the date of this Agreement, (ii) require the consent, waiver, approval, license or authorization of or any filing by such Holder with any governmental authority or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter document or bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which such Holder is subject or by which such Holder is bound as of the date of this Agreement and which would have a material adverse effect on the ability of such Holder to perform its obligations under this Agreement.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

     Section 7.1     Exercise of Options; Vesting of New Common Stock.  Upon the
                     ------------------------------------------------
exercise of any rights of any Other Party or their successors under any of the Option Agreements whereby such Other Party becomes a holder of New Common Stock, such party shall be deemed a Holder with respect to such New Common Stock and shall be subject to all rights and obligations hereunder and such New Common Stock shall be subject to the terms and conditions of this Agreement.

     Section 7.2     Termination.  The provisions of this Agreement, other than
                     -----------
the provisions of Section 4.7, 4.8, 4.9, 4.10 and 7.4, shall terminate upon the earliest to occur of:

     (a) a mutual agreement to terminate this Agreement among the Company, Holders holding not less than 66-2/3% of the shares of New Common Stock subject to this Agreement and, prior to the later of the Borden Termination Date and the date the Borden Entities hold no Registrable Securities, the Borden Entities; and

     (b) as to any of the Holders, at such time as such party ceases to own any shares of New Common Stock; provided, however, that the provisions hereof will apply to any Permitted Transferees of such Holder even after such provisions terminate with respect to such Holder and such Permitted Transferee shall be deemed a Holder hereunder.

The provisions of Sections 4.7, 4.8, 4.9, 4.10 and 7.4 shall survive any termination of this Agreement.

     Section 7.3     Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective on the Effective Date. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     Section 7.4     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     Section 7.5     Community Property States.  Each party hereto, if such
                     -------------------------
party is a natural person, represents and covenants that (a) such party's spouse, if any, has duly executed or shall duly execute the Consent of Spouse attached hereto as Exhibit B, (b) such Consent of Spouse was delivered as of the
                   ---------
date hereof, or, if later, the date such party became a party hereto and (c) such Consent of Spouse was duly authorized, executed and delivered by such spouse and effectively binds such spouse to the terms set forth therein.

     Section 7.6     Entire Agreement.  This Agreement contains the entire
                     ----------------
agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties among the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder, except as otherwise expressly provided in Sections 4.7, 4.8, 4.10 and 7.1.

     Section 7.7     Specific Performance.  The parties hereto each acknowledge
                     --------------------
that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 7.8     Notices.  All notices, requests, demands or other
                     -------
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally-recognized overnight delivery company, when sent by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below (or such other addresses as a party may designate by written notice to each other party).

     (a)  Notices to the Company shall be addressed to:

               WKI Holding Company, Inc.
               11911 Freedom Drive, Suite 600
               One Fountain Square
               Reston, Virginia  20190
               Telecopy:  (703) 456-4733 and (703) 456-4760
               Attention:  General Counsel and Chief Financial Officer

          with a copy to:

               Jones Day
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio  44114-1190
               Telecopy:  (216) 579-0212
               Attention:  Richard M. Cieri, Esq.


     (b)  Notices to the Borden Entities shall be addressed to:

               C/o Borden Chemical, Inc.
               180 East Broad Street
               Columbus, Ohio  43215
               Telecopy:  (614) 627-8374
               Attention:  General Counsel

     with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Telecopy:  (212) 455-2502
               Attention:  David Sorkin, Esq.

     (c) Notices to Senior Lenders or Subordinated Lenders shall be sent to the addresses set forth on Schedule 1 annexed hereto.

     (d) Notices to Management Members shall be sent to the addresses set forth on Schedule 2 annexed hereto.

     (e) Notices to New Directors shall be sent to the addresses set forth on Schedule 3 annexed hereto.

     Section 7.9     Successors and Assigns.  This Agreement shall be binding
                     ----------------------
upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that except as set forth in the next sentence or
            --------  -------
as otherwise specifically permitted under this Agreement (including pursuant to Section 3.1), no party may assign its rights and obligations hereunder. Each party may assign its rights and obligations hereunder to one or more majority-owned, direct or indirect Subsidiaries or other Affiliates.

     Section 7.10     Headings.  The Section, Article and other headings
                      --------
contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     Section 7.11     Amendments and Waivers.  This Agreement may not be
                      ----------------------
modified or amended except by an instrument or instruments in writing signed by the Company and parties holding a majority of the shares of New Common Stock held by all parties against whom enforcement of any such modification or amendment is sought; provided, however, that the provisions set forth in Article
                     --------  -------
IV other than Sections 4.7, 4.8, 4.9 and 4.10 may be modified or amended by an instrument or instruments in writing signed by the Company and the Majority Holders (provided such modifications or amendments apply equally to all Holders); provided, further, that prior to the later of the Borden Termination
          --------  -------
Date and the date the Borden Entities hold no Registrable Securities, this Agreement may not be modified or amended in a manner adverse to the Borden Entities without the written consent of the Borden Entities; and provided,
                                                                 --------
further, that Section 7.2 may be amended only by an instrument executed by the
-------
Company and the number of Holders specified in such section. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision hereof on the part of such other parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     Section 7.12     Interpretation; Absence of Presumption.
                      --------------------------------------

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 7.13     Severability.  The provisions of this Agreement are
                      ------------
severable, and, if any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law. In the event that the deletion of such term shall be adverse to any party hereto, the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending term.

     Section 7.14     Further Assurances.  The parties hereto agree that, from
                      ------------------
time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of The Company.

                                         WKI HOLDING COMPANY, INC.


                                         By:  /s/ John Sorensen
                                             Name:  John Sorensen
                                             Title:  Vice President, Treasurer

                                                                      Schedule 1
                                                                      ----------

                            INITIAL CAPITALIZATION*
                            ----------------------


SENIOR LENDERS

----------------------------------------  ---------
JPMorgan Chase Bank                         514,534
270 Park Avenue, 20th Floor
New York, NY  10017
Attn:  Jonathan Katz
----------------------------------------  ---------
ABN AMRO Bank N.V.                          117,703
10 East 53rd Street, 37th Floor
New York, NY  10022
Attn:  Steven Wimpenny
----------------------------------------  ---------
AMROC Investments, Inc.                     160,306
335 Madison Avenue, 26th Floor
New York, NY  10017
Attn:  Leau Silverman
----------------------------------------  ---------
Ares Leveraged Investment Fund, L.P.         61,797
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA  90067
Attn:  Merrit Hooper
----------------------------------------  ---------
Bank of America, N.A.                        86,315
335 Madison Avenue
New York, NY  10017
Attn:  Marlene Tuma
----------------------------------------  ---------
Bank of New York                            102,090
One Wall Street, 16th Floor
New York, NY  10286
Attn:  Ed DeSalvio
----------------------------------------  ---------
Fleet National Bank                         267,008
Mail Stop:  MA DE 10006A
100 Federal Street
Boston, MA  02110
Attn:  Claire Keady
----------------------------------------  ---------
Citicorp USA, Inc.                          350,408
599 Lexington Avenue
New York, NY  10043
Attn:  John Dorans
----------------------------------------  ---------


---------------
*    All amounts are subject to adjustment for rounding as provided in Section
     VI.G.2 of the Plan.


                                       31

----------------------------------------  ---------
Credit Suisse First Boston International    256,988
One Cabot Square
London, England  E14 4QJ
Attn:  Mark Rogers
----------------------------------------  ---------
Deutsche Bank Trust Company Americas        257,200
31 East 52nd Street, 7th Floor
New York, NY  10019
Attn:  Francis Blair
----------------------------------------  ---------
Dresdner Bank AG                            102,090
75 Wall Street
New York, NY  10005
Attn:  James Gallagher
----------------------------------------  ---------
Sigler & Company                             46,025
c/o JPMorgan Chase & Company
600 Travis Street, 50th Floor
Houston, TX  77002
----------------------------------------  ---------
General Electric Capital Corp.              180,430
c/o GE Capital Commercial Finance
60 Long Ridge Road, 4th Floor
Stamford, CT  06927
Attn:  Ante Sucic
----------------------------------------  ---------
KZH CNC LLC                                  39,368
c/o JPMorgan Chase Bank
140 East 45th Street
11th Floor
New York, NY  10017
Attn:  Virginia Conway
----------------------------------------  ---------
KZH CypressTree-1 LLC                        62,990
c/o JPMorgan Chase Bank
140 East 45th Street
11th Floor
New York, NY  10017
Attn:  Virginia Conway
----------------------------------------  ---------
KZH Pondview LLC                             57,438
c/o JPMorgan Chase Bank
140 East 45th Street
11th Floor
New York, NY  10017
Attn:  Virginia Conway
----------------------------------------  ---------
Merrill Lynch, Pierce, Fenner & Smith        39,234
250 Vesey Street
North Tower, 16th Floor
New York, NY  10281
Attn:  Sandra Anton
----------------------------------------  ---------


                                       32

----------------------------------------  ---------
Morgan Stanley Prime Income Trust            52,654
1585 Broadway, 2nd Floor
New York, NY  10036
Attn:  Ronald Wilhelm
----------------------------------------  ---------
OCM Administrative Services II, LLC       1,203,706
c/o Oaktree Capital Management
333 South Grand Avenue, 28th Floor
Los Angeles, CA  90071
Attn:  Holly Kim
----------------------------------------  ---------
Societe Generale                            125,550
1221 Avenue of the Americas
New York, NY  10020
Attn:  Barbara Hamilton
----------------------------------------  ---------
SPS High Yield Loan Trading                  63,228
c/o JPMorgan Chase Bank
270 Park Avenue
New York, NY  10017
Attn:  Jonathan Katz
----------------------------------------  ---------
Wells Fargo Bank                             86,450
1000 Louisiana Street, 4th Floor
Houston, TX  77002
Attn:  Danny Oliver
----------------------------------------  ---------
                                   TOTAL  4,233,512
----------------------------------------  ---------

BORDEN ENTITIES

     Debtco, LLC                            294,684
     Borden Holdings Inc.                   615,483

SUBORDINATED LENDERS**

     Non-Borden Entities                    480,307
     Borden Entities                        128,193



---------------
** Names, addresses and share amounts will be supplemented following actual issuance of the shares.

                                                                      Schedule 2
                                                                      ----------

                               MANAGEMENT MEMBERS
                               ------------------

     This Schedule 2 will be completed following the granting of stock options pursuant to the Management Stock Plan to employees.

                                                                      Schedule 3
                                                                      ----------

                                  NEW DIRECTORS
                                  -------------

     This Schedule 3 will be completed following the granting of stock options to New Directors pursuant to the Management Stock Plan.

                                                                       Exhibit A
                                                                       ---------

                               CONFIRMATION ORDER

                                                                       Exhibit B
                                                                       ---------

                                CONSENT OF SPOUSE

          Reference is made to the Stockholders' Agreement (the "Stockholders' Agreement"), dated as of [______], 2002, by and among WKI Holding Company, Inc., the Senior Lenders party thereto, the Subordinated Lenders party thereto, the Borden Entities party thereto, the Management Members party thereto and the New Directors party thereto, attached hereto, as same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not defined herein shall have the meaning set forth in the Stockholders' Agreement.

          The undersigned is the spouse of one of the parties to the Stockholders' Agreement and hereby acknowledges that he/she has read the attached Stockholders' Agreement and knows its contents. The undersigned is aware that by its provisions, his/her spouse agrees to sell all or a portion of his/her New Common Stock, whether now owned or later obtained through the exercise of stock options or otherwise, including his/her community property interest therein, if any, on the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Stockholders' Agreement, and agrees that those securities and his/her interest in them, if any, are subject to the provisions of the Stockholders' Agreement and that he/she will take no action at any time to hinder operation of the Stockholders' Agreement on those securities or his/her interest, if any, in them, and, to the extent required, will take any further actions necessary to effectuate the provisions of the Stockholders' Agreements.


                                           ----------------------------------
                                           [Spouse]